Exhibit 99.1

FOR IMMEDIATE WORLDWIDE RELEASE

For Further Information, Contact:
John J. Millerick
Senior Vice President & CFO
(978) 977-3000

Analogic Corporation Announces Delay in Filing of Annual Report on Form 10-K for Fiscal Year
Ended July 31, 2004

PEABODY, MA (October 14, 2004) – Analogic Corporation (NASDAQ: ALOG), a leading designer and manufacturer of high precision health and security imaging equipment, today announced that it did not file its Annual Report on Form 10-K for the fiscal year ended July 31, 2004, by the October 14, 2004, due date. The Company will file a Form 12b-25 (Notification of Late Filing) with the SEC seeking a 15-day extension to file its Annual Report on Form 10-K.

In the course of preparing its Annual Report on Form 10-K, the Company further evaluated certain information leading it to question whether appropriate revenue recognition procedures had been followed in all cases by its Camtronics Medical Systems subsidiary, a supplier of advanced cardiac information management systems. As a result, the Company is conducting an additional review of certain Camtronics transactions and the revenue recognition procedures followed, which has led to a delay in completing the preparation and audit of its financial statements for the fiscal year ended July 31, 2004. The Company anticipates that this review will be completed in time to permit the filing of the Form 10-K within the 15-day extension provided for under SEC rules. Camtronics’ revenues are expected to account for less than twenty percent of the Company’s revenues for fiscal 2004.

The Company expects that the audited financial statements that will be filed as part of its Annual Report on Form 10-K will not include revenue from one transaction, totaling $833,000, which was included in the Company’s operating results for the fourth quarter and fiscal year ended July 31, 2004, as originally reported in the Company’s September 22, 2004, earnings release. It is possible that the review being undertaken by the Company will lead to the deferral of revenue from other transactions that had been included in the operating results reported in the September 22, 2004, press release. The Company will issue a press release describing any changes from its originally announced operating results when it files its Annual Report on Form 10-K.

The Company’s business was strong during the fourth quarter, as described in the September 22, 2004, news release. Sales increased quarter over quarter for computed tomography subsystems, clinical ultrasound systems, digital radiography systems, and patient monitoring systems, as well as for the cardiac information management systems from Camtronics. The Company’s cash, cash equivalents and marketable securities were over $175 million as of July 31, 2004.

John J. Millerick, Senior Vice President and Chief Financial Officer, said, “The Company regrets the delay in completing its audited financial statements for the fiscal year ended July 31, 2004, and the possible changes to its fiscal 2004 operating results as originally announced. However, the Company recognizes its responsibility to report complete and accurate financial information, and is taking what it believes are the steps necessary to ensure that it will do so.”

Analogic Corporation is a leading designer and manufacturer of advanced health and security systems and subsystems. The Company is recognized worldwide for advancing the state of the art in Computed Tomography (CT), Digital Radiography (DR), Ultrasound, Magnetic Resonance Imaging (MRI), Patient Monitoring, Cardiovascular Information Management, and Embedded Multicomputing.

This release contains projections or other forward-looking statements regarding future events or the future financial performance of the Company that involve risks and uncertainties. These are considered “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995 and are made pursuant to the safe harbor provisions of that Act. Investors are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results as a result of various important factors, including those referred to under the heading “Business Environment and Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q on file with the SEC, as well as unforeseen issues encountered in the completion of the Company’s financial review and year-end audit. In addition, the forward-looking statements included in this press release represent the Company’s views as of October 14, 2004. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to October 14, 2004.

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